     As filed with the Securities and Exchange Commission on July 6, 2001
                                              Registration No. 333-__________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          EXODUS COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                   77-0403076
       (State or Other Jurisdiction                     (I.R.S. Employer
     of Incorporation or Organization)                 Identification No.)

                          2831 Mission College Blvd.
                            Santa Clara, CA  95054
                                (408) 346-2200
  (Address and Telephone Number of Registrant's Principal Executive Offices)

            Exodus Communications, Inc. 1998 Equity Incentive Plan
         Exodus Communications, Inc. 1998 Employee Stock Purchase Plan
                           (Full Title of the Plans)

                                Adam W. Wegner
                                General Counsel
                          Exodus Communications, Inc.
                          2831 Mission College Blvd.
                            Santa Clara, CA  95054
                                (408) 346-2200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:

                           Robert A. Freedman, Esq.
                             John M. Shields, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                          Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                               Amount           Proposed Maximum          Proposed Maximum            Amount of
                                               To Be             Offering Price              Aggregate              Registration
  Title of Securities To Be Registered       Registered            Per Share              Offering Price                Fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.001 par value            26,288,019 (1)          $1.94  (2)             $ 50,998,757                 $ 12,750
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents 22,000,000 additional shares reserved for issuance upon exercise of stock options under the Registrant's 1998 Equity Incentive Plan. Also includes 4,288,019 additional shares reserved for issuance upon exercise of stock options under the Registrant's 1998 Employee Stock Purchase Plan, which amount represents an automatic increase effective January 1, 2001 equal to 1% of the total outstanding shares of the Registrant's Common Stock as of December 31, 2000.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") and based upon the average of the high and low prices reported on the Nasdaq National Market on July 2, 2001.

                          EXODUS COMMUNICATIONS, INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART I
               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.     PLAN INFORMATION (1).

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION (1).

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report of Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 30, 2001.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed with the Commission on May 15, 2001.

     (c) The Registrant's Current Reports on Form 8-K filed with the Commission on January 24, 2001 (as amended on Form 8-K/A filed on May 10, 2001), January 29, 2001, February 5, 2001, February 23, 2001 and May 2, 2001.

     (d) The Registrant's definitive proxy statement filed with the Commission on April 26, 2001.

     (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on February 13, 1998 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     (f) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 29, 1999 under Section 12(g) of the Exchange Act, as amended by a Form 8-A/A filed with the Commission on November 29, 1999, and by Amendment No. 2 to Form 8-A/A filed with the Commission on January 10, 2001, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision-making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in, or not opposed to, the best interests of the corporation); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnification; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful if his or her action is based on the records or books of account of the corporation or on information supplied to him or her by officers of the corporation in the course of their duties or on the advice of legal counsel for the corporation or on information or records given or reports made to the corporation by independent certified public accountants or appraisers or other experts.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims
(i) initiated or brought voluntarily by the indemnified party and not by way of defense, except with respect to a proceeding to establish or enforce a right to indemnification under the indemnification agreements or any other agreement or insurance policy or under the Registrant's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification, or authorized by the Board of Directors or as otherwise required under Delaware statute or law, regardless of whether the indemnified party is ultimately determined to be entitled to such indemnification, (ii) for expenses and the payment of profits arising from the purchase and sale by the indemnified party of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute or (iii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification agreement also provides for contribution in certain situations in which the Registrant and a director or executive officer are jointly liable but indemnification is unavailable, such contribution to be based on the relative benefits received and the relative fault of the Registrant and the director or executive officer. No contribution is allowed to a person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act from any person who was not found guilty of such fraudulent misrepresentation.

     The indemnification agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, the indemnification agreement or otherwise, to be indemnified for such expenses. The indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law or otherwise.

     The indemnification provision in the Bylaws, and the form of indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act.

     As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, maintains director and officer liability insurance.

     In addition, Thadeus Mocarski, a director of the Registrant, is indemnified in certain circumstances by Fleet Financial Group, Inc.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     Exhibit
     Number                               Exhibit Title
     -------                              -------------

       4.01 The Registrant's Restated Certificate of Incorporation. (Incorporated by reference from Exhibit 4.01 to the Registrant's Registration Statement on Form S-8 (File No. 333-38980) filed with the Commission on June 9, 2000 (the "June 2000 Form S-8")).

       4.02 Certificate of Designations specifying the terms of the Series A Junior Participating Preferred Stock of the Registrant, as filed with the Delaware Secretary of State on January 28, 1999 (Incorporated by reference from Exhibit 3.02 to the Registrant's Registration Statement on Form 8-A filed with the Commission on January 29, 1999).

       4.03       Registrant's Bylaws (Incorporated by reference from Exhibit
                  3.06 to the Registrant's Registration Statement on Form S-1 (File No. 333-44469), as amended, declared effective by the Commission on March 18, 1998).

       4.04* Exodus Communications, Inc. 1998 Equity Incentive Plan, as amended.

       4.05 Exodus Communications, Inc. 1998 Employee Stock Purchase Plan, as amended (Incorporated by reference from Exhibit 4.05 to the June 2000 Form S-8).

       5.01*      Opinion of Fenwick & West LLP.

      23.01*      Consent of Fenwick & West LLP (included in Exhibit 5.01).

      23.02*      Consent of KPMG LLP, independent auditors.

      24.01*      Power of Attorney (see page 6).

__________________
*Filed herewith.

ITEM 9.     UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
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information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 31, 2001.

                              EXODUS COMMUNICATIONS, INC.

                              By: /s/ Richard S. Stoltz
                                  --------------------------------------
                                Richard S. Stoltz
                                Executive Vice President, Finance
                                and Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ellen M. Hancock and Richard S. Stoltz, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                        Title                                   Date
-----------------------------------  ------------------------------------------------------   ----------------
Principal Executive Officer:

  /s/ Ellen M. Hancock                   Chairman, Chief Executive Officer and Director           July 6, 2001
-----------------------------------
Ellen M. Hancock

Principal Financial Officer and
Principal Accounting Officer:

  /s/ Richard S. Stoltz                  Executive Vice President, Finance and Chief              July 6, 2001
-----------------------------------      Financial Officer
Richard S. Stoltz

Additional Directors:

  /s/ Thomas J. Casey                    Director                                                 July 6, 2001
-----------------------------------
Thomas J. Casey

  /s/ Mark Dubovoy                       Director                                                 July 6, 2001
-----------------------------------
Mark Dubovoy

             Signature                                        Title                                   Date
-----------------------------------  ------------------------------------------------------   ----------------
  /s/ John R. Dougery                    Director                                                 July 6, 2001
-----------------------------------
John R. Dougery

  /s/ Max D. Hopper                      Director                                                 July 6, 2001
-----------------------------------
Max D. Hopper

  /s/ L. William Krause                  Director                                                 July 6, 2001
-----------------------------------
L. William Krause

  /s/ Daniel C. Lynch                    Director                                                 July 6, 2001
-----------------------------------
Daniel C. Lynch

  /s/ Thadeus J. Mocarski                Director                                                 July 6, 2001
-----------------------------------
Thadeus J. Mocarski

  /s/ Naomi O. Seligman                  Director                                                 July 6, 2001
-----------------------------------
Naomi O. Seligman

  /s/ Dirk A. Stuurop                    Director                                                 July 6, 2001
-----------------------------------
Dirk A. Stuurop

                                 Exhibit Index

    Exhibit
    Number                               Exhibit Title
    ------     -----------------------------------------------------------------

      4.01 The Registrant's Restated Certificate of Incorporation. (Incorporated by reference from Exhibit 4.01 to the Registrant's Registration Statement on Form S-8 (File No. 333-38980) filed with the Commission on June 9, 2000 (the "June 2000 Form S-8")).

      4.02 Certificate of Designations specifying the terms of the Series A Junior Participating Preferred Stock of the Registrant, as filed with the Delaware Secretary of State on January 28, 1999 (Incorporated by reference from Exhibit 3.02 to the Registrant's Registration Statement on Form 8-A filed with the Commission on January 29, 1999).

      4.03 Registrant's Bylaws (Incorporated by reference from Exhibit 3.06 to the Registrant's Registration Statement on Form S-1, Registration No. 333-44469, declared effective by the Commission on March 18, 1998).

      4.04* Exodus Communications, Inc. 1998 Equity Incentive Plan, as amended.

      4.05 Exodus Communications, Inc. 1998 Employee Stock Purchase Plan, as amended (Incorporated by reference from Exhibit 4.05 to the June 2000 Form S-8).

      5.01*    Opinion of Fenwick & West LLP.

     23.01*    Consent of Fenwick & West LLP (included in Exhibit 5.01).

     23.02*    Consent of KPMG LLP, independent auditors.

     24.01*    Power of Attorney (see page 6).

________________
*Filed herewith.

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